Exhibit 99.2
CORPORATE PARTICIPANTS
Bert Vivian
P.F. Chang’s China Bistro, Inc. — Co-CEO
Mark Mumford
P.F. Chang’s China Bistro, Inc. — CFO
Rick Federico
P.F. Chang’s China Bistro, Inc. — Chairman, Co-CEO
CONFERENCE CALL PARTICIPANTS
Brad Ludington
KeyBanc Capital Markets — Analyst
Destin Tompkins
Morgan Keegan — Analyst
Nicole Miller
Piper Jaffray — Analyst
Sharon Zackfia
William Blair — Analyst
Thomas Forte
Telsey Advisory Group — Analyst
David Tarantino
Robert W. Baird — Analyst
Jeffrey Bernstein
Barclays Capital — Analyst
Keith Siegner
Credit Suisse — Analyst
Bryan Elliott
Raymond James — Analyst
Joe Buckley
Banc of America/Merrill Lynch — Analyst
Steven Kron
Goldman Sachs — Analyst
Jonathan Wade —
Analyst
Howard Penney
Research Edge — Analyst
Mitch Pfeiffer
Buckingham Research — Analyst
Paul Westra
Cowen & Company — Analyst
Steve Rees
JPMorgan — Analyst
Matt DiFrisco
Oppenheimer & Company — Analyst
John Glass
Morgan Stanley — Analyst
Larry Miller
RBC Capital Markets — Analyst
Greg Ruedy
Stephens, Inc. — Analyst

PRESENTATION
Operator
Good afternoon, and welcome to P.F. Chang’s China Bistro first quarter 2009 earnings release conference call. (Operator Instructions) Today’s call is being recorded. If you have any objections you may disconnect at this time.

I would like to turn the call over to Bert Vivian, Co-Chief Executive Officer. Sir, you may begin.
Bert Vivian — P.F. Chang’s China Bistro, Inc. — Co-CEO
Thank you very much. Good morning everyone. Thank you for joining us today. With me are Rick Federico, our Chairman and Co-CEO; and Mark Mumford our Chief Financial Officer.
Many of our comments today will be forward-looking in nature and as such, will involve risks and uncertainties. We recommend that all investors thoroughly review our quarterly and annual filings with the SEC before taking a financial position on our Company. We intend to file our 10-Q later today. I trust that everyone has had an opportunity to see our press release this morning. I’m simply going to hit the high points and then we will open up the call for questions.
Our total revenues increased modestly from last year and came in slightly better than we anticipated due almost entirely to improving trends at Pei Wei. Both concepts suffered year-over-year declines and average weekly sales for the quarter. The Bistro was down almost 8%, while Pei Wei declined about 5%. Both concepts experienced declining average tickets, consequently traffic trends were slightly better than those numbers would indicate. To that point Pei Wei traffic was actually positive for the month of March.
From a cost standpoint, the Bistro team continued to manage business effectively particularly as it relates to labor. Pei Wei was able to maintain year-over-year operating margins which, combined with reduced development cost produced a healthy earnings contribution. Our total G&A was up roughly $1.2 million year-over-year with the majority due to increased incentive composition to our multiunit operators. All told, on an apples-to-apples basis, our earnings from continuing ops came to $0.56 per share, versus $0.41 last year. Our development pipeline has shifted forward a bit from 2010 to 2009 at both concepts. Pei Wei will now open 6 restaurants this year, two are already open, three will open in the third quarter, with one in the fourth quarter.
The Bistro unearthed one new opportunity and had two restaurants move from 2010 to the fourth quarter of 2009. Consequently, we will now open 8 new Bistros this year versus our previous expectation of five. One Bistro has already opened, two are slated for the third quarter, which will leave us with five openings in the fourth quarter. Let me emphasize that with the one exception at the Bistro, the increase in 2009 activity simply moves new sites from 2010 to 2009. This is not a reflection of any change on our overall development strategy for this or next year.
As was stated in our press release we have raised our earnings expectations for this year to a level that roughly mimics our performance in 2008. We have not materially modified our revenue expectations for this year. Rather we have layered in projected cost savings offset by some additional development costs. Let me reiterate that point. Our total revenues grew by a whopping 1% this first quarter. Our expectations are that the second and third quarter revenue growth will be plus or minus of the same tenor. The fourth quarter has an extra week of sales in it. One would hope that the revenue growth would be better in that quarter.
My point in all of this is that while we may be raising our sights with respect to earnings potential for this year, it is not, I repeat, not because our business has suddenly become healthy and more vibrant. We are working very hard to provide the best possible experience for our guests with the belief that we will ultimately serve more of them. At this juncture it is still a belief, not a fact. With that we will open up the call for questions.

QUESTION AND ANSWER
Operator
(Operator Instructions) Our first question comes from Brad Ludington from KeyBanc Capital Markets. Your line is open.
Brad Ludington — KeyBanc Capital Markets — Analyst
Good afternoon. I wanted to ask a little bit about the outlook, the average weekly sales decline for Pei Wei of 5 to 6%, that’s guided to at this point seems to indicate that you expect same store sales to deteriorate throughout the year from the negative 2.2 we saw in the first quarter. Is that an accurate way of looking at that?
Bert Vivian — P.F. Chang’s China Bistro, Inc. — Co-CEO
I think that’s probably an accurate statement.
Brad Ludington — KeyBanc Capital markets — Analyst
Okay. Is that based more on the environment or on sort of the repositioning that you talked about doing with Pei Wei?
Bert Vivian — P.F. Chang’s China Bistro, Inc. — Co-CEO
I think it’s a combination of things. I think you are going to see, as we’ve already seen in the first quarter, a moderation slightly lower average check, and we are not seeing overall — the environment continues to be difficult. So I think we are being cautious with respect to our revenue expectations at both concepts.
Brad Ludington — KeyBanc Capital markets — Analyst
Okay. And then on the timing of marketing expenses, I believe you guided to raising Pei Wei from 90 to 150 basis points and the Bistro from 70 to 100, that would be for the year I assume. Was that going to be weighted heavier in future quarters or is it pretty evenly throughout the year?
Mark Mumford — P.F. Chang’s China Bistro, Inc. — CFO
This is Mark. For Q1, it was basically flat compared to 2008 at the Bistro. And we had some marketing for Pei Wei in Q1 we were up about $900,000 so expensed 1.1 of their total 4.5 spend in Q1, it will be — remainder of the marketing spend will be weighted more heavily towards the back end of the year.
Brad Ludington — KeyBanc Capital markets — Analyst
Okay. Are besides that, are you still expecting us to take any price increase this year?
Bert Vivian — P.F. Chang’s China Bistro, Inc. — Co-CEO
That’s correct.
Brad Ludington — KeyBanc Capital markets — Analyst
Okay. I will jump off and let somebody else take a turn.
Bert Vivian — P.F. Chang’s China Bistro, Inc. — Co-CEO
Thank you.
Operator
Our next question comes from Destin Tompkins from Morgan Keegan.
Destin Tompkins — Morgan Keegan — Analyst
My first question is on labor, Bert, could you give us some more specifics about what you’re doing specifically at — maybe at the Bistro with labor that is realizing such significant gains or savings?
Bert Vivian — P.F. Chang’s China Bistro, Inc. — Co-CEO
Well, Destin, I think that, as we talked about all of last year the Bistro team has been doing a fabulous job of managing their labor, there is no one single program or two single programs, frankly, that are doing that. It’s great attention to detail. I think this is simply what we see in the first quarter is a continuation of what saw last year. I will caution everybody, I think we may have talked about in on the calls is the year-over-year change from 2009 to 2008 will diminish as we move through the year with respect to labor. The — all the programs that Rick and his team have been working on, we will begin to lapse some of those as we move through the year. On a year-over-year basis I think you will begin to see the delta diminish.
Destin Tompkins — Morgan Keegan — Analyst
Is there any way to quantify the benefit of lower turnover?
Bert Vivian — P.F. Chang’s China Bistro, Inc. — Co-CEO
Well, I mean, I’m sure the HR folks probably have a way of doing that, but you and I both know that, there is no doubt that if you have lower turnover in your restaurants that it helps you on many fronts. Including simply a diminished cost of training is obviously a simple example, but the fact is lower turnover provides a better guest experience, it allows the management team to just do a better job of managing their business. So one of the silver linings of our economic times right now and it’s not just for us it’s for everyone in the industry is that I think we are all seeing lower turnover rates which is obviously being reflected and I think across the board in peoples (inaudible).

Destin Tompkins — Morgan Keegan — Analyst
And then on development lastly, you mentioned that ‘09 went up a little bit, and it sounds like at the expense of 2010 and you don’t really anticipate accelerating development in 2010, so it might imply that development may be even more limited in 2010 is that a fair way to read that?
Bert Vivian — P.F. Chang’s China Bistro, Inc. — Co-CEO
Yes. We’re not — we haven’t changed our thoughts with respect to 2010 development. I expect we will open a similar number of restaurants in 2010, at the Bistro that we are opening this year. Again, it’s going to be in the six, five, six, seven, eight range, we are not sourcing any new real estate at Pei Wei at this time. The sites that you’ve seen come in to 2009, those are all sites that we had committed to at year end. We had temporarily slotted them in to 2010 as Rick visited all the sites. We determined to move forward with those sites. Some of them have moved forward into 2009, a couple of them remain in 2010. Just want to let everybody know we haven’t changed our thoughts with respect to Pei Wei real estate at this juncture.
Destin Tompkins — Morgan Keegan — Analyst
Thank you.
Operator
Our next question comes from Nicole Miller from Piper Jaffray.
Nicole Miller — Piper Jaffray — Analyst
Unfortunately I had to work on April 15, but for those patrons that got in the store, I know you did 15% of. I was thinking about similar promotions at some of your peers. Maybe at CBK, I know they do a bounce back over out — the entire second quarter, not one day. But they will get like a 200 basis point improvement. I’m just wondering if you saw a similar improvement in trends with that discount?
Bert Vivian — P.F. Chang’s China Bistro, Inc. — Co-CEO
Nicole, I know that you could have called somebody and had them deliver, so that’s no excuse that you were working.
Nicole Miller — Piper Jaffray — Analyst
My apologies.
Bert Vivian — P.F. Chang’s China Bistro, Inc. — Co-CEO
I’m not going to let you off the hook for us. It was a fun promotion for us. Nobody likes paying taxes. I think it was a fun day for us. We did see a pick up in traffic versus the previous Wednesday. So I think everyone has fun with it. We would consider it successful.
Nicole Miller — Piper Jaffray — Analyst
Just one last question, on the last call you talked to us about taking free cash flow and using maybe half of it to buy back stock and half of it to pay down debt, is that still true? And then how has your free cash flow projection changed with the change in development for 2009?
Bert Vivian — P.F. Chang’s China Bistro, Inc. — Co-CEO
We are sticking with our original plan for the year with respect to both of those items. When it comes to paying down our long-term debt and with respect to repurchasing shares. We are on track with our original thoughts. It’s nice that we earned a little bit more money in the first quarter than we thought. That doesn’t change our game plan whatsoever. We continue to strive to reduce our credit facility by roughly 50% this year, which would mean about $40 million, we were success in doing that in the first quarter, we repaid about $10 million of that credit facility. We are also a consistent purchaser of our stock in the first quarter. And I do not expect at this time for either over those initiatives to change as we move through the year. I think I said to a group of investors not too long ago and I didn’t want people to take it the wrong way. But whether we earn $1 this year or $2 this year it doesn’t change our viewpoint with respect to shoring up our balance sheet and reducing the number of shares we have outstanding.
Mark Mumford — P.F. Chang’s China Bistro, Inc. — CFO
I’ll just add a little bit of color to that. On the buyback we spent about $9.4 million in cash. We repurchased 479,000 shares. For now the repurchase price of $19.50. Your question on the free cash flow, our cash flow operations with our revised forecast has gone up a little bit. We’ll generate cash from operations 125 to 130. We’ve also increased our CapEx somewhat to 45 million to $55 million, which leaves us about in the same position that we thought on the free cash flow of 70 million to $80 million.
Nicole Miller — Piper Jaffray — Analyst
Thank you very much.

Operator
Our next question comes from Sharon Zackfia from William Blair.
Sharon Zackfia — William Blair — Analyst
Bert, just a quick question as you are doing so well at the Bistro on the cost side I’m kind of curious if you are doing a 19.9% restaurant contribution margin with these kind of comps, presuming that if some day we have positive comps again, where do you think the restaurant contribution margins would go as we come out of this recession?
Bert Vivian — P.F. Chang’s China Bistro, Inc. — Co-CEO
Sharon, I hope that in the future we will be talking about positive traffic and positive comps and we can talk about that. I’m not going to even speculate where things could go. I will tell you that the Bistro team right now is operating at a very efficient level, are they better operators today than they were in 2000, I think the answer to that is, yes. I hope that we have the opportunity to talk about better margins as we move forward with positive traffic and sets.
Sharon Zackfia — William Blair — Analyst
Maybe secondarily, I know you were doing some different things about the Bistro and Pei Wei, so at the Bistro you had implemented the two for $39.95 and then I think at Pei Wei you were doing the value bowls valuables in tests and also testing some things in Denver. Can you talk about either of those and what the early read is on those changes that you’ve done?
Rick Federico — P.F. Chang’s China Bistro, Inc. — Chairman, Co-CEO
Sharon, this is Rick. The dinner for two, or the price fix opportunity we’ve rolled in to all of the Bistro stores has been very well received by the guests. It currently makes up about 10% of revenue at the Bistro. It remains to be seen whether that traction equates to increased traffic or not. In terms of the feedback we’re getting from our management team, and the feedback we’re getting from guests is they appreciate the fact that for a very reasonable price they can experience all parts of the P.F. Chang’s experience.
As you may know in Pei Wei in Denver we are testing a couple of different initiatives up there as we evaluated our Pei Wei assumptions, particularly around the menu, we basically looked back at how the concept was originally designed and try to equate it to a couple of things. One is how is the guest actually using it and whether or not we were using the appropriate filters for — from a competitive set in terms of how the consumer views the Pei Wei business. As you may know the food and the design of the food at Pei Wei was originally designed to be more of a shared product. Portion sizes were particularly large. As we thought and talked about the value equation at Pei Wei our barometer was always looking up. We could look into casual dining and say, hey, for not as much money we can produce product that has equal or better quality standards, we could save people time and it could be a very flexibly used whether it be dine in or dine out experience. The reality is and what we’ve come to appreciate is the consumer wasn’t necessarily looking up, they tend to look across. So from a quick casual perspective, the value portion at Pei Wei does not appear to be quite as attractive. Most of our analysis indicates that a Pei Wei experience skews to the higher end of check average in — within that competitive set.
So we are working in Denver on a menu that fundamentally reduces portion sizes from protein from about 8 ounces down to 6 ounces. Which is still tons of food. We have taken what were termed starters, and we’ve changed those to be more of add-ons in order to facilitate a couple of things. One is from a starter perspective we never really coursed the Pei Wei experience. Consequently at times people might order what they thought was a starter and it would come with the meal. That caused a little bit of angst for our operators by shifting them to add -ons and by reducing the price or at least initially we are seeing some greater penetration in terms of sales of those items. And we have also tried to combine the add- ons with a soft drink or a nonalcoholic beverage, a little bit of a more value driving package. We’ve got an enhanced menu in one store and we’ve converted the balance to the market place but we are literally just three weeks into this, and so it’s way too early to tell whether or not it’s going to do some of the things that we would like it to do which is fundamentally drive frequency and increase traffic in those stores.
Sharon Zackfia — William Blair — Analyst
Okay. Then lastly, I know you are not going cartwheels over it yet but the traffic for both concepts improved sequentially from the December quarter, are you seeing any difference in weekends versus weekdays or lunch versus dinner?
Bert Vivian — P.F. Chang’s China Bistro, Inc. — Co-CEO
Sharon, the — both concepts although to different degrees are seeing the same type of pattern in traffic. Weekday traffic is weaker, weekday being defined as Monday through Thursday with weekend traffic, Friday through Sunday being stronger. The Bistro, it’s fairly dramatic between those two day parts if you will, weekday and weekend. Pei Wei the difference is not as pronounced. But it is — we are seeing the same type of traffic patterns, to our — as we look at this I think it’s simply a reflection of the fact that there is less business economic activity going on in our country right now. We are seeing it particularly at the lunch day part Monday through Thursday.

Sharon Zackfia — William Blair — Analyst
Geographic differences. In the past you’ve commented a lot on that and I think the last quarter you just said, look, everything is about the same. Is that still similar?
Bert Vivian — P.F. Chang’s China Bistro, Inc. — Co-CEO
Well, I don’t think anyone has necessarily changed their relative position in terms of strong performers, weak performers. The states that have been the weakest California, Nevada, Arizona, and Florida, continue to be towards the bottom of the ladder. There hasn’t been any great movement if you will. There has been stabilization but I wouldn’t necessarily go so far as to say we’ve seen huge improvements in our business.
Sharon Zackfia — William Blair — Analyst
Best of luck.
Operator
Our next question comes from Thomas Forte from Telsey Advisory Group.
Thomas Forte — Telsey Advisory Group — Analyst
For Pei Wei when we think about marketing activity this quarter versus last quarter can you talk about changes you made?
Bert Vivian — P.F. Chang’s China Bistro, Inc. — Co-CEO
Sure. During the quarter we introduced and this was the first time we tried marketing around a specific product, we introduced a Thai mango chicken dish and put some fairly heavily weighted multimedia marketing in selective or densely penetrated markets like Phoenix, Dallas and Houston. Got the predominant wave of marketing. Then in the balance of the stores where we rolled that particular product we used internal POP, point of purchase marketing.
I would term that this exercise was successful. It appeared to generate new traffic into the stores and probably more importantly we have been able to for the first time introduce a product that actually cracked the top ten in our product mix and so as part of our evaluation as to whether or not we could drive a specific product to some level of popularity, it seems like that was effective for us. We — and back to the point where consumers it was actually introduced as a more of a limited time test and consumers were pushing back and basically going, hey, don’t take this off our menu. We were actually going to extend the Thai mango product at least for the next couple of months.
Thomas Forte — Telsey Advisory Group — Analyst
Then regarding monthly sales trends for both Bistro and Pei Wei, what if any, was the impact of the changing of the timing of the Easter Holiday?
Mark Mumford — P.F. Chang’s China Bistro, Inc. — CFO
At the Bistro it was roughly $0.5 million and at Pei Wei roughly $300,000.
Thomas Forte — Telsey Advisory Group — Analyst
Thank you very much.
Operator
Our next question comes from David Tarantino from Robert W. Baird.
David Tarantino — Robert W. Baird — Analyst
Congratulations on a great quarter. Couple of questions on the operating costs outside of the labor line at the Bistro. Operating costs and occupancy looked very good relative to recent quarters especially given the level of the average weekly sales decline. Could you talk about what some of the drivers of those line items are?
Bert Vivian — P.F. Chang’s China Bistro, Inc. — Co-CEO
From a looking at it on a year-over-year basis. Our operating expenses at the Bistro actually went up 30 basis points versus the first quarter of last year. Occupancy was down a little bit . But taken in total those two lines went up rather than down. So I’m not
David Tarantino — Robert W. Baird — Analyst
I guess looking at a different way, dollars per operating week were down pretty significantly in both cases. So I guess on an underlying basis it looks like the costs are improving there and I’m wondering what the driver of that might be?

Bert Vivian — P.F. Chang’s China Bistro, Inc. — Co-CEO
Well, again, the Bistro team has had a number of initiatives, we talked about the labor, there are initiatives going on throughout the entire restaurant plus I think they are doing a better job year after year, again, at managing their business and I think that’s being reflected. There is not any specific drivers in the operating expense line that’s pushing us one way or the other in the first quarter.
Mark Mumford — P.F. Chang’s China Bistro, Inc. — CFO
Marketing expense was flat quarter over quarter. On the occupancy line I think the majority of that driver is probably going to be on the percentage rent, as we’ve seen a decrease in our average weekly sales you are seeing a corresponding decrease in occupancy expense.
David Tarantino — Robert W. Baird — Analyst
Great, that makes sense. On the G&A line, the shared services G&A is that something that you would expect to be able to lever this year or are you going to have higher bonus accruals kind of going the other way on that line item?
Bert Vivian — P.F. Chang’s China Bistro, Inc. — Co-CEO
Well, we outperformed our expectations in the first quarter and starting out on a year-over-year basis we outperformed in the first quarter. Consequently, our incentive comp was up, I hope that we can talk about that for every quarter. I would not necessarily bet on that.
David Tarantino — Robert W. Baird — Analyst
Okay. Great. Then, Mark, with earnings guidance going up is the tax rate also going up with that?
Mark Mumford — P.F. Chang’s China Bistro, Inc. — CFO
Yes. It’s reflected in Q1, so what we do is estimate what the income is going to be for the year. And as we move through the year we adjust the tax rate. The forecast of $1.50 gets us to a 27% tax rate. So that 27% tax rate compares to where were last year of about 26.4. So slightly up from previous years.
David Tarantino — Robert W. Baird — Analyst
Thank you.
Operator
Our next question comes from Jeffrey Bernstein from Barclays Capital.
Jeffrey Bernstein — Barclays Capital — Analyst
Thank you. Couple of questions as well. One just trying to dissect the comps a little bit. Bigger picture I’m wondering whether you are seeing any meaningful change more recently in consumer spending behavior? Clearly there’s been a shift towards value across the industry, seems like your two for special seems more permanent in nature. Just wondering whether one, you think you can regain some of the lost traffic or perhaps whether there’s just some structural category changes that make these levels the new norm, perhaps food at home gaining back share, just trying to figure out whether you are seeing any — more of a structural shift and then I had a follow-up.
Mark Mumford — P.F. Chang’s China Bistro, Inc. — CFO
Jeffrey, I think we are all trying to figure that out. There is no question that the economic times that we are in right now is different than what we have seen so over the last decade or two. I’m sure it will ultimately have an impact on our little casual dining space as well as others. I wish I was smart enough to figure out exactly what was going to happen. I’m not. Nor is anyone else here. We have seen probably for the first time a trade out of casual dining. You always see trade downs when economic times get tough. I think we’ve seen a trade out, as you mentioned people have moved to great product from the Costco’s and people of that ilk. And I think that may be here to say.
I don’t know what the new norm is. We are trying very hard to make sure that when a guest comes to our restaurant that we do everything possible to make them want to come back again. Really that’s all we can do at this point. We do believe people will continue to eat out. I don’t think casual dining is going away. Will it change? Absolutely. We just need to make sure that we are at the top of our game such that when people decide to go out and have a great meal they think about us.
Jeffrey Bernstein — Barclays Capital — Analyst
Okay. Then actually a question for Mark, the 1Q upside tremendous seems to be entirely cost driven with your comment that revenues were not that much off from what you were thinking. Looks like perhaps you flowed through the 1Q cost beat for the full year, but otherwise doesn’t appear that there’s any assumption for further cost saving opportunities the rest of the year. Just wondering what you see as perhaps the biggest opportunity that could prove this guidance conservative or whether you really do believe future revenue is much more limited based on the great cost control you’ve had over the past couple of years?

Mark Mumford — P.F. Chang’s China Bistro, Inc. — CFO
I think what we saw Q1 was probably going to be as good as it gets. As Bert mentioned earlier we are going to see a little bit of pressure as we go through the remainder of the year as we start to lose more of the top line. As we continue to have pressure on average weekly sales we are going to see some deleverage on some of the fixed costs. Then as we look at our variable cost and cost of sales and labor, the labor line obviously is going to be affected from the decrease in the average weekly sales as well as we begin to anniversary on a comparable basis, year-over-year, we will start to anniversary some of the initiatives that we put in place in 2008. So optically it’s going to get more challenging for us. Then as we look at cost of sales, I don’t think we are going to see cost of sales in the next three quarters under 27%, like we saw in Q1 it’s probably going to be more similar to what we saw in 2008 which is the lower 27% range.
We did benefit in Q1 as Rick talked about on the dinner for two promotion and as well as Bistro we saw as more guests went towards chicken which is going to have slightly lower cost of sales for us. That certainly benefited us, we’ll probably see that stay with us throughout the remainder of the year.
Jeffrey Bernstein — Barclays Capital — Analyst
Okay. Just lastly, any comments for the first three weeks of April, any change in terms of directional sales of other brands, better, worse or anything unusual?
Bert Vivian — P.F. Chang’s China Bistro, Inc. — Co-CEO
Jeffrey, I’m going to make the same comment I made on the last call. Three weeks in, we are slightly, underline that, slightly ahead of where our revenue expectations are for the quarter. Again, being driven primarily by the performance of Pei Wei.
Jeffrey Bernstein — Barclays Capital — Analyst
Thank you.
Operator
Our next question comes from Keith Siegner from Credit Suisse.
Keith Siegner — Credit Suisse — Analyst
I wanted to ask another question on Pei Wei and the outlook there. Maybe I will ask it a different way. Seeing as how you don’t seem to anticipate that the 1Q sales trends can carry through the rest of the year, what do you attribute the stronger 1Q trends to? It came in above expectations. What do you attribute that to?
Rick Federico — P.F. Chang’s China Bistro, Inc. — Chairman, Co-CEO
I think it’s a combination of a couple of things, one is the Pei Wei team continues to focus on the quality of their operations, they are possibly the beneficiary of some of the trade out of casual dining. It is a very affordable high quality experience. And we had a more significant marketing initiative going on in Q1 which may be contributing to the Q1 trends and now it’s an opportunity for us to evaluate how much of that might stick.
Keith Siegner — Credit Suisse — Analyst
That was going to be my follow-up was, especially if marketing was contributing, it sounds like — the program makes a lot of sense to me, is there an opportunity to continue that program and maybe could that contribute to above expectation performance?
Rick Federico — P.F. Chang’s China Bistro, Inc. — Chairman, Co-CEO
Our expectation is that we will have learned something from this marketing initiative, we are classing what’s next but we don’t expect that to be in play until the back half of the year.
Keith Siegner — Credit Suisse — Analyst
Okay. The next question relates to the sourcing of new Pei Wei real estate. The margins seem to have come back, fairly nicely above where they were for most of last year, the sales trend looks slightly encouraging at least for now, what does it take to get to the point where you will start sourcing new real estate for Pei Wei again? Is it a successful rollout of final testing from Denver, what does it take to get back to that mode?
Rick Federico — P.F. Chang’s China Bistro, Inc. — Chairman, Co-CEO
Again, I wish there was one sort of single initiative that we could point to that would say we are going to turn the real estate spigot back on. Again the whole evolution exercise and the exercise around Denver is all designed around our desire to increase the return on our invested capital in the Pei Wei business. As these things come together if we start to see meaningful movement in that direction we will begin to source real estate again.
Keith Siegner — Credit Suisse — Analyst
With two quarters of restaurant level margins at Pei Wei above 15%, are there still stores in the mix that are questionable that you’re somewhat — that could potentially end up being closed or are you confident or comfortable with the current base stores at Pei Wei?

Rick Federico — P.F. Chang’s China Bistro, Inc. — Chairman, Co-CEO
At this time we are not evaluating any new stores for potential close.
Keith Siegner — Credit Suisse — Analyst
Okay, thank you.
Operator
Our next question from Bryan Elliott from Raymond James your line is open. Bryan Elliott your line is open.
Bryan Elliott — Raymond James — Analyst
Sorry, forgot to hit the mute button. Good morning gentlemen. I want to actually first come back to the occupancy question, somebody asked earlier, by my math, the Bistro saw a occupancy decline per restaurant week of 11%. And Pei Wei was down a little over 5% per restaurant week which seems a lot more than just contingent rent falloff, I obviously could be wrong on that, but those seem like awfully big numbers.
Mark Mumford — P.F. Chang’s China Bistro, Inc. — CFO
The other piece that’s still in there, we did have some favorability in our general liability insurance. So we closed a few plains that were out there and we were able to take back part of that reserve and so you are seeing that reflected in those numbers as well.
Bryan Elliott — Raymond James — Analyst
Okay. That reserve pay back obviously is a one shot deal, are we going to lower the accrual for that going forward also?
Mark Mumford — P.F. Chang’s China Bistro, Inc. — CFO
No. That’s based on trends, so those are a few large claims that we are able to reduce and take that differential between the settlement, and the pull back to — the credit back to the income.
Bryan Elliott — Raymond James — Analyst
Okay. But as far as sort of the ongoing insurance cost going forward assuming no claims adjustments take place that will be at similar levels to prior year in say Q2 if there is no true up on the claims assumptions?
Mark Mumford — P.F. Chang’s China Bistro, Inc. — CFO
That’s right. Our occupancy expense will trend up, as we execute one and more into normalized without that credit in it.
Bryan Elliott — Raymond James — Analyst
Okay. And on the labor side, similarly we’ve seen for sometime now pretty significant reductions in labor cost per hour, that’s despite wage inflation and other drivers of that. So I mean just sort of back of the envelope it would look like cumulatively we’ve taken substantial labor hours out of the restaurant on a week to week, day-to-day basis, well into the double digits from where we were a few years ago. And , do I have that right? I don’t know, I have a sense of what training costs embedded in that number may have been a couple of years ago, which are obviously down a lot. But as we think about potential sales recovery, at some point down the road have we taken labor hours down to where as soon as we get a bump in traffic we are going to have to put them back or is there room for some leverage should that traffic ever rebound?
Mark Mumford — P.F. Chang’s China Bistro, Inc. — CFO
We believe there is room for leverage, and from our current sort of revised labor numbers. Actually in both brands. One of the things that we are being very cautious about and I think we sort of talked around is that we believe to this point we’ve made the appropriate adjustment to our labor models and our efficiencies without cutting into the muscle or into the bone. From this point on, we think we have the bright levels, but it becomes a sale of building exercise. We don’t believe that there is additional a ha, low hanging margins sitting in our labor lines right now.
Bert Vivian — P.F. Chang’s China Bistro, Inc. — Co-CEO
Bryan, this is Bert. Just to let you know you are directionally correct in your monologue.
Bryan Elliott — Raymond James — Analyst
Refresh my memory, what was my monologue?
Bert Vivian — P.F. Chang’s China Bistro, Inc. — Co-CEO
You were talking about the reduction in labor hours. The only thing I would add there is that understand that that reduction of labor hours, everyone jumps to conclusion that’s front of the house, that’s not necessarily the case. Most of those savings were in the back of the house.

Bryan Elliott — Raymond James — Analyst
Right. And what — if we look back say three years ago, off the top of your head, training as a percent of labor cost, would it have been in the 10% range?
Bert Vivian — P.F. Chang’s China Bistro, Inc. — Co-CEO
I would look at it more from a over all cost basis, you are probably talking about, let’s call it 30 to 55ths
Bryan Elliott — Raymond James — Analyst
Of the labor say in ‘06 would have been training. Up sales, okay. Thank you.
Operator
Our next question comes from Joe Buckley, Banc of America/Merrill Lynch.
Joe Buckley — Banc of America/Merrill Lynch — Analyst
Just a clarification question first. The Easter effect in the first quarter the 500,000, and 300,000, is that positive or negative, is it good or bad to get Easter out of March for you guys?
Mark Mumford — P.F. Chang’s China Bistro, Inc. — CFO
With Easter that would have been bad as we would have picked I up in Q2.
Joe Buckley — Banc of America/Merrill Lynch — Analyst
Then the March sales numbers in Pei Wei and forgive me if you said this already, but did it coincide with the relatively heavy marketing spend in the quarter? Was it marketing driven do you think or do you think there were some other factors behind the March improvement at Pei Wei?
Bert Vivian — P.F. Chang’s China Bistro, Inc. — Co-CEO
We saw throughout the quarter improvement in traffic trends at Pei Wei. I’m sure there is no question that some of the marketing push around Thai mango drove people to restaurants, again, I would never say it’s all attributable to that but it clearly helped us.
Joe Buckley — Banc of America/Merrill Lynch — Analyst
Okay. Just a question to follow-up on Brian’s question on the labor, so have positions actually been eliminated in the back of the house? Is that part of the labor savings? I’m asking at both concepts.
Mark Mumford — P.F. Chang’s China Bistro, Inc. — CFO
In some respect there were consolidations of positions that allowed us to eliminate and in other cases it’s just other efficiencies that have been built into the execution of the brands.
Operator
Our next question comes from Steven Kron from Goldman Sachs.
Steven Kron — Goldman Sachs — Analyst
Question on the guidance, I guess, Bert, as we sat last quarter on the conference call, middle of February, you were basically communicating that the thought that we shouldn’t expect that you are going to be able to achieve the similar type of leverage that you got back in 2008 off of the average weekly sales declines that you were forecasting and certainly that came through in a big way in the first quarter. I’m hearing you guys talk similarly about the rest of the year, where you’ve kind of tapped things a little bit dry and things are going to weigh in and don’t extrapolate. Firstly, what really changed since the last call, with that on the communication and then on a go forward basis, where are the sources of maybe year-over-year — when do we start cycling things?
Bert Vivian — P.F. Chang’s China Bistro, Inc. — Co-CEO
Steven, I will tell you that to a large degree as we thought about our business for this year, and we talked about sales declines at the Bistro being in the 6, 7, 8% range, understand that we are dealing in a world we’ve never dealt in. So in theory as we try and extrapolate what that’s going to mean to our business we have to make some assumptions about the deleveraging. I will tell you that our team did a fabulous job of proving me wrong, I hope they are able to do that on a go forward basis. Right now we are in the top of the fourth inning, we’ve got a long way to go in this game.
So as we look at the back half of the year, if our sales and traffic continue at the Bistro to be at the levels they are, that you saw in the first quarter, and, oh, by the way it got worse as we went through the quarter, it’s difficult to sit here on this call and tell investors that you should count on us being able to perform at such a high level and, oh, by the way, risk your capital with that. I wouldn’t do that, nor would you. I think we have to be appropriately cautious. These are times that we’ve never seen before, I can tell you the decline in traffic is not good from an overall long-term business standpoint. That’s what we are seeing right now. Do we look stupid in some respects, by having the greater earnings we did in the first quarter versus what our prior expectations were? Yes. Every time we get on this call we try and give you as best of guidance as we possibly can. And sometimes we are right, sometimes we are wrong. I’m happy to say that we did better than we thought. I’m hopeful that we are not going to have to say that we are going to do worse in the future. I will tell you that we are working very, very hard to manage our business through this, and I think we saw great results in the first quarter. I want everyone to be cautious with respect to as we move through the year, particularly if we continue to see declines in our traffic. It’s just difficult to forecast improving margins on declining traffic.

Steven Kron — Goldman Sachs — Analyst
Fair enough, thanks. The other question I guess you guys mentioned this, that recognizing the fact that steered clearly across the dining industry, we are seeing a lot of companies take cost out of the system you guys have been doing it for a while and doing a very nice job of it. You’re quick to suggest — you’re very cognizant of not cutting into the muscle. Oftentimes in these types of things sometimes maybe not this specific incident but it’s hard to tell until after the fact. How are you guys sure of that, and what measures do you have in place to ensure the fact that the things you are doing are not consumer facing and taking away from the brand?
Bert Vivian — P.F. Chang’s China Bistro, Inc. — Co-CEO
This is Bert. You’re absolutely correct. You’re never sure when you begin to change the way that you operate your restaurants how it’s going to impact the guest and your employees. I will tell you that we all eat in our restaurants a great deal. Every day we, I think we perform at a fairly high level, we bone things up every day. We have 190 Bistros out there and I can assure you that not every guest is going to get the quality of experience that we would like for them to have but I think by and large we do a pretty good job. We are our harshest critic. We eat in the restaurant a great deal. We monitor ourselves, I will tell you that Rick at the Bistro is very very cautious and concerned about pushing the meter too far when it comes to cost savings. Everything that he has implemented over the last two years has been to improve product and to improve efficiency and he has been very very cognizant and he’s avoided things that would have impacted negatively the guest experience, he has done a fabulous job. The team has done a fabulous job of that. I applaud them. I hope that we can continue forward at the same type of level that we have been playing at for the past few quarters. It’s just difficult in this environment.
Steven Kron — Goldman Sachs — Analyst
Lastly, Mark, I think you made the comment and correct me if I’m wrong, but on the cost of sales line you wouldn’t expect that it would remain at this level. Can you just give us a little bit of color on how you are thinking about commodities and anything we’ve seen out there, how contracted you are and the visibility there?
Mark Mumford — P.F. Chang’s China Bistro, Inc. — CFO
We are — nothing has really changed since Q1 as far as contracts, majority of our proteins are under contract for the year. As we look at the result that we got in Q1 we just don’t expect that under 27% to be able to be sustainable. A majority of that came from mix shift and if we see a shift back we are going to see that increase somewhat. We don’t think it’s realistic for us to forecast below 27%.
Bert Vivian — P.F. Chang’s China Bistro, Inc. — Co-CEO
This is Bert. I will give you just one quick example of an initiative at the Bistro that has helped us not only last year but it bled over into the first quarter of this year. It relates to our — wok oil.
Our team has done a great job, it sounds simple, it sounds easy and but they’ve done a great job of managing their wok oil use. What that allowed us to do is to actually extend the life of a very favorable wok oil contract that we had in 2008. Into the first part of 2009. So part of the savings, and again it’s a small piece but that we are talking about nickels and pennies here, it’s a small piece but some of that has bled over into 2009, we had the benefit of a lower contract in the first quarter, we are about to start using our 2009 contract which is at a higher price level. That’s one of the reasons that as we look forward we think cost of sales will go up slightly as we move through the back half of the year.
Steven Kron — Goldman Sachs — Analyst
Okay. Thanks very much, guys.
Operator
Our next question comes from Jonathan Wade from (inaudible).
Jonathan Wade Analyst
I had a question for you on the labor. As you look through both divisions Bistro and Pei Wei, is the timing and the degree to which you got those labor savings similar in both concepts or was there a difference in the implementation?
Bert Vivian — P.F. Chang’s China Bistro, Inc. — Co-CEO
Jonathan, the two concepts are on different tracks, I think the Pei Wei team as everyone knows has been working hard to improve their overall business over the past year. Clearly the improvements that we saw in the fourth quarter of last year and the first quarter of this year, are a reflection of the work that has preceded us in 2009. They are continuing to work on a number of initiatives that hopefully will continue to have a positive effect on their income statement in this year. They are not — it’s really apples and oranges when you are talking about the labor component of the two concepts.

Jonathan Wade Analyst
Pei Wei got kind of a later start?
Bert Vivian — P.F. Chang’s China Bistro, Inc. — Co-CEO
You are talking apples and oranges. They are not even — one is playing in Cincinnati, the other is playing in New York.
Jonathan Wade Analyst
I guess what I’m trying to get at, is you had a benefit in the Q4 from closing down the underperforming Pei Wei, so, I’m just trying to kind of sparse out that versus your labor initiatives.
Bert Vivian — P.F. Chang’s China Bistro, Inc. — Co-CEO
Understand the numbers that you’re seeing are all on a continuing ops basis. All of the restaurants that were closed have been eliminated from all of the numbers that you are looking at.
Jonathan Wade Analyst
I guess I’m — I haven’t stripped it out in my numbers I guess is what I’m saying. I’m seeing that benefit and I guess I can go back and look at that. But going forward, where do you see kind of the help from the labor line and labor initiatives on Pei Wei?
Bert Vivian — P.F. Chang’s China Bistro, Inc. — Co-CEO
Rick, do you want to speak to that at all?
Rick Federico — P.F. Chang’s China Bistro, Inc. — Chairman, Co-CEO
The timing of the initiatives as we talked about Project Evolution last year, our original intent was to have most of the labor initiatives in place by the middle part of the year, the reality was the majority of it didn’t hit until the fourth quarter and some of it into the beginning of the first quarter of this year as we rolled out some of our labor tools and new labor models. It clearly was later in the year and into this year when we really started getting some traction from those initiatives.
Mark Mumford — P.F. Chang’s China Bistro, Inc. — CFO
We are not anticipating continued labor savings from what you saw in Q1 for Pei Wei. As we are anticipating our forecast losing part of that top line our forecast is implicating we are going to have increased labor.
Jonathan Wade Analyst
Okay. Then as far as I guess let me ask one of the previous questions a different way. Is it wise to be rolling out more Pei Wei stores in light of this Denver test? Is it something that you really want to pause and make sure you’ve got that right before you open up new stores or does that play absolutely no — not relevant at all to the—?
Rick Federico — P.F. Chang’s China Bistro, Inc. — Chairman, Co-CEO
I think that’s exactly what we are doing. The stores that are in the development pipeline were stores we already had signed leases on at some point during the back half of last year. As we stepped into this year and we were evaluating some of the other work, the Evolution work, some of the menu development and the Denver bowl test we had to make some decisions as to whether we wanted to exit signed leases and obligations. The driving, predominant decision maker there was around the quality of the real estate. Because we have had some issues in the past with maybe sight selection. So we believe if in fact these were quality sites that we should go ahead and honor our lease agreement and go forward.
Jonathan Wade Analyst
That sounds more like a real estate issue than a concept issue though.
Rick Federico — P.F. Chang’s China Bistro, Inc. — Chairman, Co-CEO
I would say that part of the challenges that we face at Pei Wei have been conceptual and some of them have been real estate, and we are actually looking at all aspects of that business at this point.
Jonathan Wade Analyst
Okay. One last quick question, the licensing deal you had any more like that in the future or is that a one off?
Rick Federico — P.F. Chang’s China Bistro, Inc. — Chairman, Co-CEO
I’m sorry I didn’t—?

Jonathan Wade Analyst
Licensing deal, is that a one off deal or do you intend to do more of those?
Rick Federico — P.F. Chang’s China Bistro, Inc. — Chairman, Co-CEO
The international deal?
Jonathan Wade Analyst
Yes.
Rick Federico — P.F. Chang’s China Bistro, Inc. — Chairman, Co-CEO
Yes. That’s our first agreement. We are in conversations with other organizations in other areas of the world.
Jonathan Wade Analyst
Okay. Thanks.
Operator
Our next question comes from Howard Penney from Research Edge.
Howard Penney — Research Edge — Analyst
I forgot to punch out, thank you.
Operator
Our next question comes from [Mitch Pfeiffer] from Buckingham Research.
Mitch Pfeiffer — Buckingham Research — Analyst
Thanks very much. Just a few questions, just on labor, going back to that topic at the Bistro, because your sales have been softer during the weekday, I was under the impression that maybe that’s where you’ve had opportunities to tighten the belt on labor, but it seems it’s more holistic where you consolidated a lot of positions. I guess my question is was there any benefit just from really tightening the belt in areas where sales have been particularly slow or is it just a holistic approach to tightening the belt in general on labor?
Rick Federico — P.F. Chang’s China Bistro, Inc. — Chairman, Co-CEO
I think there’s the prudent decision that you make as volumes have drifted lower. Clearly we need to be responsive to the fact that we are serving fewer guests. I think across the board, we have made fundamental and strategic changes to our labor models that have benefited all classes of stores from a sales perspective. Again, our stores range — have a fairly wide range from a sales perspective. We try to be very much aware of what is appropriate for the respective sales volume.
Bert Vivian — P.F. Chang’s China Bistro, Inc. — Co-CEO
This is Bert, I don’t want to leave you with a wrong impression with respect to consolidation of positions. We’ve done some cross training. We haven’t necessarily eliminated positions per se.
Mitch Pfeiffer — Buckingham Research — Analyst
I understand, thank you. Moving along, I guess on the March comp at the Bistro, down 8.5, I guess that $500,000, if I quantified it right it’s maybe about 20 or 30 basis points. Any thoughts as to it looked like things did deteriorate throughout the quarter. Was there anything in particular marketing, you think with the general industry slowdown, was there any particular markets that may have driven the deterioration in March versus the first two months of the quarter.
Bert Vivian — P.F. Chang’s China Bistro, Inc. — Co-CEO
Not really. There one necessarily any stars in January, February or March. Again we fixate on small changes from month to month. There wasn’t any significant change or anything that stuck out with respect to March versus January or February.
Mitch Pfeiffer — Buckingham Research — Analyst
In terms of guest satisfaction scores in general, have you — what’s the recent update on that? Have you seen any improvement or lack of or on track or?
Bert Vivian — P.F. Chang’s China Bistro, Inc. — Co-CEO
We really haven’t seen any shift. I think it’s important to understand we haven’t changed any of operating standards, we use the same metrics to evaluate the quality of our business and the quality of the experience. We haven’t seen any shifts in terms of our performance in relationship to those standards.

Mitch Pfeiffer — Buckingham Research — Analyst
Great. Moving along, just on the wok oil which it looked like at least the forecast was for that to be up significantly in 09, but you were able to extend the contract. Can you quantify how much maybe that benefited the first quarter food cost?
Bert Vivian — P.F. Chang’s China Bistro, Inc. — Co-CEO
Mitch, I want to just give you a very small example. I probably shouldn’t even open my mouth to that. But no, again, it’s an example and we are talking about pennies and nickels here, but it’s an example of the things that we are doing at the Bistro that frankly don’t impact the guest, doesn’t impact our employees but allows us to run a more efficient operation.
Mitch Pfeiffer — Buckingham Research — Analyst
My last question, is on — just given your guidance your earnings guidance for ‘09, and given what you reported in the first quarter, in the first quarter you did have store level margin expansion, it does imply that the rest of the year, even with that extra week in there, I believe that store level margins are, at least in the guidance you gave us called for a decline, if you can — I just want to make sure I’m doing my math right?
Mark Mumford — P.F. Chang’s China Bistro, Inc. — CFO
Yes. We expect, if we look at restaurant operating income on a consolidated basis, that we will be down 20, 30 basis points from 2008. Yes, it does imply that as we go through the year, our restaurant operating income on a comparative basis will be less.
Bert Vivian — P.F. Chang’s China Bistro, Inc. — Co-CEO
This is Bert again. Remember that to the extent we have development in 2009, most of it is occurring later in the year, which does have an impact on profitability, certainly new stores are not nearly as profitable as position stores so therefore you will see a little bit of the margins come back to us.
Mitch Pfeiffer — Buckingham Research — Analyst
Thank you.
Operator
Our next question comes from Paul Westra from Cowen and Company.
Paul Westra — Cowen & Company — Analyst
You answered it. My question has just been — you have some of it. If you could just maybe give a little more update on your margin outlook for the rest of the year. On a seasonal basis has anything changed in the Bistro? Because historically it looks like your first quarter performance on a margin basis historically, having equated to full year performance that your outlook for this year is different. Wondering if anything has changed on a seasonal basis for this year? Then I have a follow-up question for Rick on Pei Wei. You wouldn’t mind ranking what he sees as your (inaudible) about successes that gain attraction here in the first quarter concerning Pei Wei’s performance?
Rick Federico — P.F. Chang’s China Bistro, Inc. — Chairman, Co-CEO
Paul, I didn’t catch any of the back half of that question.
Mark Mumford — P.F. Chang’s China Bistro, Inc. — CFO
I will try to answer the first half of the question. We did have really good restaurant operating income, restaurant cash operating income in Q1. 14% and 19.9 at Bistro. As we talked about we saw significant favorability in cost of sales and labor as well as shift in probably expenses and marketing dollars. As we look at the remaining quarters, the operating expense line is going to be heavier than it was in Q1 as that marketing spend comes into play. So we will see pressure on cost sales, pressure on labor, deleverage and pressure on operating expenses in the following quarters.
Paul Westra — Cowen & Company — Analyst
Okay. Rick the question on Pei Wei, was just if you can rank what you see as the successes that have turned the top line performance or at least in the March quarter here, and was curious whether it’s a function of more operating based successes on throughput via service and operations or was the marketing reach, I know it was a combination of all of them.
Rick Federico — P.F. Chang’s China Bistro, Inc. — Chairman, Co-CEO
Paul, I think it really is a combination of the continuation of a lot of focus at the operating level, I know KC, one of his primary initiatives and directions over the last six months to a year has been speed of service and I think we’ve become effective in that area. As I mentioned I do believe the early successes of the marketing initiative and maybe more importantly the successful rollout of a product that people seem to really enjoy and seem to be coming back and ordering. But there is really no one particular thing that I would go to the top of the class as being the silver bullet that helped grow some of the performance in the quarter.

Paul Westra — Cowen & Company — Analyst
Safe to assume, I know you mentioned you learn from the marketing successes that it wouldn’t be — would it be safe to assume you will go forward with some more dish specific marketing, and that you will have to I’m sure backlog in your product fulfillment area?
Rick Federico — P.F. Chang’s China Bistro, Inc. — Chairman, Co-CEO
I would say that’s a fair assumption.
Paul Westra — Cowen & Company — Analyst
Great thanks.
Operator
Next question comes from Steve Rees from JPMorgan.
Steve Rees — JPMorgan — Analyst
You mentioned the positive benefit on cost of sales over the Bistro this quarter from a mix shift from the promotion, but can you just talk about maybe the impact on mix on comps in the quarter, if you saw change there relative to some of the pressures you were seeing last year and what assumptions you made about mix going forward?
Bert Vivian — P.F. Chang’s China Bistro, Inc. — Co-CEO
We’ve seen at the Bistro, a slight decline in the average check, which is primarily mix related. Mark mentioned earlier in the call that we have seen a shift towards chicken. That’s been at the expense of seafood, those things have helped us from a cost of sales perspective. Part of that is being driven by the dinner for two, but I think part of it is simply again, a reflection of people tightening the belt a little bit right now. And opting for yard bird versus seafood.
Steve Rees — JPMorgan — Analyst
Okay. And then just with development not going up next year, maybe even down, can you talk about your priorities for free cash flow as you move throughout the year and into 2010? Should we be thinking about a stock repurchase program?
Bert Vivian — P.F. Chang’s China Bistro, Inc. — Co-CEO
Boringly consistent. The thoughts for next year will probably be very similar to this year. Our hope is that we will repay our credit facility in total, in 2010. Our hope is that we will continue to repurchase shares on a consistent basis.
Steve Rees — JPMorgan — Analyst
Okay. Great, thank you very much.
Bert Vivian — P.F. Chang’s China Bistro, Inc. — Co-CEO
You bet.
Operator
Our next question is from Matt DiFrisco from Oppenheimer, your line is open.
Matt DiFrisco — Oppenheimer & Company — Analyst
Gentlemen, I will make it quick, I just was curious a lot of companies are talking about at the end of the fourth quarter that there was an opportunity maybe to renegotiate leases. I just want to make sure that none of that was overlooked in some of the occupancy cost reductions?
Bert Vivian — P.F. Chang’s China Bistro, Inc. — Co-CEO
I don’t think there is anything reflected in last quarter in terms of occupancy changes to our lease.
Matt DiFrisco — Oppenheimer & Company — Analyst
So from the leverage that you might have gained by closing some of those Pei Wei stores did that provide you leverage to go to your existing landlords and say, hey, we want to stay in business with you, can you work with us?
Bert Vivian — P.F. Chang’s China Bistro, Inc. — Co-CEO
I think it’s fair to say that the prudent direction is we are having those kinds of conversations, but none of it is reflected in this past quarter.
Matt DiFrisco — Oppenheimer & Company — Analyst
Okay. Then just to be consistent, are — you did say to clarify here on the same store sales, the current guidance that you are giving for the remainder — or for the full year and the context of what you are seeing now in the month of April though, you are seeing slightly better then? What you were guiding towards?

Bert Vivian — P.F. Chang’s China Bistro, Inc. — Co-CEO
Slightly, slightly.
Matt DiFrisco — Oppenheimer & Company — Analyst
Okay. Then lastly the labor line, you obviously have done a good job of getting ahead of that, ahead of falling sales, labor is falling faster as Brian pointed out earlier in the call. I still haven’t really heard a reason why that wouldn’t at least hold the line from where you achieved in Q1 are there labor initiatives out there to try and drive traffic? Are you trying to improve service or anything? Otherwise I would think we would be like every other year where your relative labor cost is usually the highest at the beginning of the year and gets levered as the year progresses and your sales get larger.
Bert Vivian — P.F. Chang’s China Bistro, Inc. — Co-CEO
Well, first of all, we expect sales to continue to decline. And I will tell you that that — in light of that, it’s very difficult to sit here today and say that our labor is going to improve. Secondly, we have — again, we have new stores coming into the pipeline through this year, which is going to, at the margin increase labor cost, not decrease labor cost. Again, none of those things to me, indicate that we should see a dramatic decline in what it costs to run our business as we move forward.
Matt DiFrisco — Oppenheimer & Company — Analyst
Okay. Well, I was talking also seasonally about your sales just as they seem to get relatively healthy for, especially the Pei Wei brand as we get into summer? But okay, thank you.
Operator
Our next question comes from John Glass from Morgan Stanley.
John Glass — Morgan Stanley — Analyst
Thank you. Going back to guidance this year, I understand you were forecasting operating margins to contract from here. How does that play out by brand? Should we still expect margin expansion at Pei Wei given all the things you are doing relative to Project Evolution?
Mark Mumford — P.F. Chang’s China Bistro, Inc. — CFO
Remember we are increasing our marketing spend, so that is going to put a little bit of pressure on the operating expense line close to 100 basis points on that line alone. If we strip that out, if we didn’t have the pressure on the operating expense line we would probably see some expansion in operating income with that and we’re going to see some pressure there.
John Glass — Morgan Stanley — Analyst
Mark on the topic, what are you spending in marketing in each of the brands, and what is the timing? Is it equal spend or is it lumpy, and where is it lumpy?
Mark Mumford — P.F. Chang’s China Bistro, Inc. — CFO
We are still anticipating spending roughly 1% at the Bistro, $9 million, and 4.5% at — I’m sorry, 1.5% at Pei Wei or $4.5 million roughly. I hate to try to give you guidance on the quarter because, as you know the past those things seem to slip on us. So it’s difficult to tell you how exactly that’s going to play out right now.
John Glass — Morgan Stanley — Analyst
Then just in terms of how you market the brands this year. Is there any difference in terms of — anything that’s significantly different in terms of how you are going to spend that money in terms of either media or types of promotions you are going to do?
Bert Vivian — P.F. Chang’s China Bistro, Inc. — Co-CEO
I think it’s going to be fairly consistent, at least from Pei Wei’s perspective in terms of multimedia in the markets where we choose to be a little bit more aggressive on the spend. At the Bistro, those are projects that are still, it’s still in development.
John Glass — Morgan Stanley — Analyst
Okay. Thank you.
Operator
Our next question comes from Larry Miller from RBC Capital Markets.
Nicole Miller — Piper Jaffray — Analyst
I just wan to go back to a question that was asked earlier, maybe just add some more directionality. You talked about not having a real good sense of where long-term margins could go, but what I’m trying to get a sense of is you made some real structural changes to the business model, how does that — if you kind of think about how it could play out in a theoretical sense, look relative to maybe the margin that you ran historically, and really you’ve been a couple hundred basis points below the peer group anyway. Or — this doesn’t necessarily mean a sense were sales to improve you would have to add some of these costs back? Thanks. Then there’s one other quick question, you might have answered it, but I don’t know if I caught it, but you’re still planning on taking no price come &lt;ay, is that correct?

Bert Vivian — P.F. Chang’s China Bistro, Inc. — Co-CEO
Larry, this is Bert. Yes. We are not contemplating any price increases at either concept this year. With respect to what could happen in the future. Again, that’s not some place that I necessarily want to go. We could all sit here forever and talk about what may happen or what could happen. I will try and stay as close as I can to factual type material. I’m very very pleased with the performance of both brands, particularly with the way the Bistro is managing their business. If we are fortunate enough to have sales turn positively for us I would hope that we would be able to flow those additional sales dollars fairly efficiently to the bottom line. Speculating as to what rate and what level, we will just wait and see on that.
Nicole Miller — Piper Jaffray — Analyst
Okay. Thanks.
Operator
Our last question comes from Greg Ruedy from Stephens.
Greg Ruedy — Stephens, Inc. — Analyst
Thanks. As we look to have a recovery and consumers once again decide to allocate more of the take home income to going out to eat, what should we be looking for that maybe gives us confidence that they will trade back in to casual dining versus just increasing the frequency of QSR at fast casual?
Bert Vivian — P.F. Chang’s China Bistro, Inc. — Co-CEO
Greg, we don’t have the answer to that. I mean, the industry in total, you get lots of great data from QSR and casual dining in terms of sales trends, I will tell you that clearly casual dining incorporates more of the social aspect than perhaps QSR does. I think that as economic times get better for people, I think human beings are social animals and I think they will tend — they will go back to eating out. And I’m guessing and hoping that that will benefit our industry, but again, this time has been a little bit different, and it continues to be a little bit different. I wish I could give you great confidence that things are going to go back to the way they were. But frankly, that’s probably not going to happen. There will be winners, there will be losers, we are doing everything we possibly can to be in the winning column.
Greg Ruedy — Stephens, Inc. — Analyst
Great, thank you.
Operator
There are no further questions.
Bert Vivian — P.F. Chang’s China Bistro, Inc. — Co-CEO
Thank you all very very much, I think the next time that you are going to hear from us on a conference call is July 22, with our second quarter earnings. We look forward to that. Thanks for your patience. Bye-bye.
Operator
Thank you for participating in today’s conference call, you may disconnect at this time.